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                                  EXHIBIT 99.1

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                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

 In re:                        )                      Chapter 11
                               )
 THE MIIX GROUP, INC., et al., )                      Case No. 04-13588 (MFW)
                               )
           Debtors.            )                      Jointly Administered
                               )
 ______________________________)                      RE: DOCKET NO. 39

ORDER PURSUANT TO 11 U.S.C. Sections 105(A), 363(B), (F), (L) AND (M) AND 365, AND FED. R. BANKR. P. 2002, 6004, 6006, AND 9014: (A) APPROVING ASSET PURCHASE AGREEMENT; (B) AUTHORIZING (I) SALE OF SUBSTANTIALLY ALL OF THE PURCHASED ASSETS FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES AND (II) ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND LEASES, AND (C) GRANTING RELATED RELIEF

      This matter having come before the Court upon the Motion (the "Sale Motion")(1) of The MIIX Group, Inc. ("Group") and New Jersey State Medical Underwriters, Inc. ("Underwriters" and, together with Group, "Sellers") for an order pursuant to 11 U.S.C. Sections 105(a), 363(b), (f), (l) and (m), and 365, and Fed. R. Bankr. P. 2002, 6004, 6006, and 9014 authorizing (A) the sale of substantially all of the operating assets of the Sellers, as sellers, free and clear of all liens, claims, encumbrances, and other interests (the "Sale"), pursuant to the Asset Purchase Agreement (as amended from time to time, the "Purchase Agreement"), between the Sellers and MDAdvantage Insurance Company of New Jersey ("Purchaser"); (B) the Sellers' assumption and assignment to the Purchaser of the Contracts to be identified or to be described in the Purchase Agreement, free and clear of liens, claims, encumbrances, and other interests; and (C) granting related relief; and a hearing on the Sale Motion having been held on March 30, 2005 (the "Sale Hearing"), at which time all interested parties were offered an opportunity to be heard with respect to the Sale Motion; and the Court having considered (i) the Sale Motion, (ii) any objections thereto, and (iii) the arguments of counsel made, and the evidence proffered or

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(1) Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them in the Sale Motion, the Purchase Agreement (as defined hereafter), or the Bankruptcy Code.

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adduced at the Sale Hearing; and it appearing that the relief requested in the
Sale Motion is in the best interests of Group, Underwriters, their estates, their creditors and other parties in interest; and upon the record of the Sale Hearing and these cases; and after due deliberation thereon; and good cause appearing therefor;

IT IS HEREBY FOUND AND DETERMINED THAT:(2)

      A. The Court has jurisdiction over this Sale Motion pursuant to 28 U.S.C. Sections 157 and 1334, and over the entities which are subject to the terms of this Order, including but not limited to all creditors, all persons and entities who have a claim (as defined in Section 101(5) of the Bankruptcy Code) against the Sellers or their estates, and all parties in interest, including those entities claiming an interest in the Purchased Assets (as defined in the Purchase Agreement) and those entities who are parties to the Contracts. This matter is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2). Venue of these cases and the Sale Motion in this district is proper under 28 U.S.C. Sections 1408 and 1409.

      B. The statutory predicates for the relief sought in the Sale Motion are sections 105(a), 363(b), (f), (1), and (m), and 365 of the United States Bankruptcy Code, 11 U.S.C. Section 101 ct seq., as amended (the "Bankruptcy Code" or the "Code"), and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014.

      C. As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (1) adequate and sufficient notice of the Sale Motion, the Sale Hearing and the Sale has been provided in accordance with the Bankruptcy Code, Federal Rules of Bankruptcy Procedure, including 11 U.S.C. Sections 102(1), 363,

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(2) Findings of Fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. Sec Fed. R. Bankr.
P. 7052.

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and 365, and Fed. R. Bankr, P. 2002,6004, 6006, and 9014, and the Local
Bankruptcy Rules or orders of this Court, (2) such notice was good and sufficient, and appropriate under the particular circumstances, and (3) no other or further notice of the Sale, the Sale Motion, or the Sale Hearing shall be required.

      D. A reasonable opportunity to object or be heard with respect to the Sale Motion and the relief requested therein has been afforded to all interested persons and entities, including (i) the United States Trustee; (ii) the Official Committee of Unsecured Creditors appointed in these bankruptcy cases (the "Creditors' Committee"); (iii) any and all entities known to have expressed an interest in an acquisition transaction regarding Group, Underwriters or the Purchased Assets during the past twelve (12) months; (iv) all entities known to have asserted any lien, claim, encumbrance, or other property interest in or upon any of the Purchased Assets and Contracts which are to be sold or assigned pursuant to the Purchase Agreement; (v) all entities who had filed a notice of appearance and request for service of papers in this case; and (vi) all parties to executory contracts or unexpired leases proposed to be assumed and assigned under the Purchase Agreement.

      E. Group and Underwriters (i) have full corporate power and authority to execute the Purchase Agreement and all other documents contemplated thereby, and the Sale of the Purchased Assets by the Sellers has been duly and validly authorized by all necessary corporate action, (ii) have all of the corporate power and authority necessary to consummate the transactions contemplated by the Purchase Agreement, (iii) have taken all corporate action necessary to authorize and approve the Purchase Agreement and the consummation by the Sellers of the transactions contemplated thereby, and (iv) require no further consents or approvals, other than those expressly provided for in the Purchase Agreement or otherwise explicitly set forth herein, to consummate such transactions.

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      F. Approval of the Purchase Agreement and consummation of the Sale at this time are in the best interests of the Sellers, their creditors, their estates, and the public.

      G. The Sellers have demonstrated both (i) good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for the Sale pursuant to applicable provisions of the Bankruptcy Code, including 11 U.S.C, Sections 105 and 363 prior to, and outside of, a plan of reorganization.

      H. The Sellers diligently and in good faith marketed the Purchased Assets to secure the highest and best offer therefore through an open and complete sale process. In that regard, the Sellers sought bids for all of the Purchased Assets. The terms and conditions set forth in the Purchase Agreement, and the Sale to the Purchaser pursuant thereto, represent a fair and reasonable purchase price and constitute the highest and best offer obtainable for the Purchased Assets. The cash purchase price to be paid at Closing is $1,000,000 in immediately available Federal Funds to be paid by certified check or by wire transfer to such bank account as is designated by Sellers.

      I. A sale of the Purchased Assets is the only viable alternative for preserving and capturing the value of the Purchased Assets. The Sellers cannot continue to operate Underwriters for the time required to confirm and consummate a plan of reorganization without risking an immediate and material decline in the value of the Purchased Assets. Thus, the only way to preserve and maximize value is to consummate the Sale, thereby insuring an orderly and equitable sale process for the benefit of the Sellers' estates and creditors.

      J. Potentially significant and long-term claims against the Group's and Underwriters' estates will be reduced as a result of the prompt consummation of the Sale, and the concomitant assumption and assignment of the Contracts to the Purchaser.

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      K. A sale of the Purchased Assets at this time to the Purchaser would result in the highest possible purchase price therefor. Thus, unless the Sale to the Purchaser is concluded expeditiously, as provided for in the Sale Motion and under the Purchase Agreement, the value of the Purchased Assets will decline and Group, Underwriters, their estates and their creditors may realize little or no value for the Purchased Assets.

      L. All Interests (as hereafter defined) shall attach to the proceeds of the Sale. The Sellers shall make cure payments, if any, required under this Order in connection with the assumption and assignment of Contracts, provided, however, that Purchaser shall make cure payments in connection with the Sellers' unexpired real property lease with Gordon Lawrenceville Realty Associates, L.L.C. in accordance with the Stipulation identified in paragraph 39 of this Order and the Lease Amendment attached thereto (the "Landlord Stipulation").

      M. The Purchase Agreement was negotiated, proposed, and entered into by Group, Underwriters and the Purchaser without collusion, in good faith, and from arm's-length bargaining positions. Neither Group, Underwriters nor the Purchaser or its affiliates has engaged in any conduct that would cause or permit the Purchase Agreement to be avoided under 11 U.S.C. Section 363(n).

      N. The Purchaser is an entity purchasing property in good faith within the meaning of 11 U.S.C. Section 363(m) and, as such, is entitled to the protections afforded thereby. The Purchaser has and will be acting in good faith within the meaning of 11 U.S.C. Section 363(m) in closing the transactions contemplated by the Purchase Agreement.

      O. The consideration provided by the Purchaser for the Purchased Assets pursuant to the Purchase Agreement constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.


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      P. The consideration offered in the Purchase Agreement is the highest and best consideration offered for the Purchased Assets and will provide a greater recovery for the Sellers' creditors than would be provided by any other practical available alternative.

      Q. The Sale must be approved and consummated promptly in order to preserve the value of the Purchased Assets.

      R. Except as to (a) the Purchaser's liability to pay the Purchase Price and other amounts set forth in the Agreement and (b) Assumed Liabilities (as defined in the Purchase Agreement), the Sale, transfer, and assignment of the Purchased Assets to the Purchaser upon the Closing will be a legal, valid, and effective transfer of the Purchased Assets and vest the Purchaser with absolute right and title in and to the Purchased Assets free and clear of mortgages, security interests, conditional sale or other title retention agreements, claims of governmental entities (including but not limited to claims for taxes, real estate taxes, interest and/or penalties), claims of Sellers' employees or employee benefit plans (including but not limited to claims for wages, salaries, commissions, vacation, severance, health or life insurance, or other employee benefit), charges, mechanics liens, pledges, liens, claims, judgments, demands, easements, charges, encumbrances, defects, options, restrictions of all kinds, any claims under any contract or statute, or in tort, that the Purchaser is the successor in interest to the business of the Sellers as it relates to the Purchased Assets, any post-petition administrative claim in the Sellers' bankruptcy cases, and any other interest (including, without limitation, liens, claims, encumbrances, causes of action and interests (i) that purport to give to any party a right or option to effect any forfeiture, modification, or termination of Group's, Underwriters' or the Purchaser's interest in the Purchased Assets, (ii) in respect of taxes, or (iii) which arise as a result

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of any Employee Benefit Plan, whether matured, unmatured, contingent, liquidated or unliquidated (collectively, "Interests") with all such Interests released, terminated and discharged as to the Purchased Assets. Upon the Closing, holders of such liens and/or Interests shall be permanently enjoined from asserting such interests against the Purchased Assets and the Purchaser. All Interests shall attach to the Sale Proceeds with the same extent, validity, and priority as they had with respect to the Purchased Assets prior to Closing. Nothing contained in this Order shall relieve Purchaser or Sellers of obligations to pay transfer taxes, if any, pursuant to applicable law ("Transfer Tax").

      S. The Purchaser would not have entered into the Purchase Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting Group, Underwriters, their estates, and their creditors, if the Sale of the Purchased Assets to the Purchaser and the assignment of the Contracts to the Purchaser were not free and clear of all Interests or, if the Purchaser would, or in the future could, be liable for any such Interests.

      T. The Sellers may sell the Purchased Assets free and clear of all Interests because, in each case, the requirements of the Bankruptcy Code, including one or more of the standards set forth in 11 U.S.C. Section 363(f)(1) -(5) have been satisfied or such sale otherwise is authorized pursuant to 11 U.S.C. Section 105. All (A) holders of Interests, (B) non-Group or Underwriters parties to Contracts and (C) other parties in interest who did not object, or who withdrew their objections, to the Sale, the Sale Motion or the assumption and assignment of Contracts are deemed to have consented to the transactions contemplated in the Purchase Agreement pursuant to 11 U.S.C. Section 363(f)(2) and 365. Those holders of Interests who did object fall within one or more of the other subsections of 11 U.S.C. Section 363(f) and are adequately protected by having their Interests, if any, attach to the cash proceeds of the Sale ultimately attributable to the property in which they claim an Interest as set forth in this Order.

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      U. Except with respect to Purchaser's obligations under the Agreement, including but not limited to any Assumed Liabilities and Transfer Tax, if any, neither (A) the transfer of the Purchased Assets to the Purchaser nor (B) the assumption by Group and/or Underwriters and assignment to and assumption by the Purchaser of the Contracts will subject the Purchaser to any liability by reason of such transfer or assignment and assumption under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law, including, without limitation, any theory of antitrust or successor or transferee liability or otherwise. The Sellers and Purchaser are exempt from and excused from complying with any laws or regulations requiring notice to any taxing authority of any jurisdiction prior to, or other laws which might directly or indirectly affect, consummation of the transactions contemplated by the Purchase Agreement or the relief requested in the Sale Motion and the provisions of this Order, without excusing Purchaser or Sellers from any obligations for payment of any taxes or charges arising from such transfer.

      V. The Sellers have demonstrated that it is an exercise of sound business judgment to assume and assign the Contracts to the Purchaser in connection with the consummation of the Sale, and the assumption and assignment of the Contracts is in the best interests of Group, Underwriters, their estates, and their creditors. The Contracts being assigned to the Purchaser are an integral part of the operations of Group and Underwriters being purchased by the Purchaser and, accordingly, such assumption and assignment of the Contracts is reasonable, enhances the value of Group's and Underwriters' estates, and does not constitute unfair discrimination.

      W. Group and/or Underwriters has good and marketable title to the Purchased Assets.

      X. This Order shall be a "final order" within the meaning of 28 U.S.C. Sections 158 and 1291. Notwithstanding Bankruptcy Rule 6004(g) and 6006(d), the parties may consummate the Sale immediately upon entry of this Order. To the

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extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules
of Civil Procedure, the Court expressly finds there is no just reason to delay the implementation of this Order.

      Y. All findings of facts and conclusions of law made herein or announced in open court in connection with the Sale Motion are incorporated herein.

         NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

GENERAL PROVISIONS

            1. All of the findings of fact and conclusions of law set forth above are incorporated herein by reference, and the Sale Motion, as modified by any announcements in open court, is granted, as provided herein;

            2. All objections, responses, and requests for continuances concerning the Sale Motion or the relief requested therein are resolved in accordance with the terms of this Order and as set forth in the record of the Sale Hearing, and those that have not been withdrawn, waived, or settled, and all reservations of rights included in such objections, are overruled on the merits;

APPROVAL OF PURCHASE AGREEMENT

            3. The Purchase Agreement and the transactions contemplated therein, including the transfer of the Purchased Assets by the Sellers to the Purchaser as provided in the Purchase Agreement, are approved and authorized under the Bankruptcy Code, including sections 105, 363 and 365 thereof;

            4. The transfer of the Purchased Assets by the Sellers to Purchaser upon Closing will be a legal, valid, and effective transfer of the Purchased Assets notwithstanding any requirement for approval or consent by any entity (as defined in section 101(15) of the Bankruptcy Code);

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            5. The transfer of the Purchased Assets by the Sellers to Purchaser vests the Purchaser with good and indefeasible title to the Purchased Assets free and clear of all Interests, except those expressly assumed by the Purchaser under the Purchase Agreement; and any such Interests which existed prior to the Closing shall attach to the proceeds of the Sale in the same order and priority as existed before the Sale pursuant to 11 U.S.C. Section 363(f). The interest of any third party asserting an Interest in the Purchased Assets can be satisfied by money;

            6. The transfer of the Purchased Assets is in exchange for consideration being paid by the Purchaser that constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia;

            7. The transfer of the Purchased Assets, and the assumption and assignment of the Contracts does not and will not subject the Purchaser to any liability (except liability, if any, for Transfer Tax) by reason of such transfers and assignments under the laws of the United States, any state, territory or possession thereof or the District of Columbia based, in whole or in part, directly or indirectly, on any theory of law, including, without limitation, any theory of successor or transferee liability, and all creditors and parties-in-interest are prohibited from asserting such claims against Purchaser or Purchaser's Affiliates;

            8. This Court retains jurisdiction to interpret and enforce the provisions of the Purchase Agreement, any related agreement to which Group and/or Underwriters is party, and this Order, including, without limitation, jurisdiction to (a) protect the Purchaser against any claims or other liabilities related to the transactions contemplated by the Purchase Agreement or otherwise, in accordance with the provisions of the Purchase Agreement, (b) resolve any and all objections to, or disputes among the parties to the Purchase

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Agreement regarding, all issues or disputes with respect to claims for indemnification or otherwise under the Purchase Agreement, provided, however, that in the event the Court abstains from exercising, or declines to exercise, jurisdiction with respect to any matter referred to in this Paragraph or is without jurisdiction, such abstention, refusal, or lack of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction of any other court or arbitral body having competent jurisdiction with respect to any such matter;

            9. The transactions contemplated by the Purchase Agreement and this Order are undertaken by the Purchaser in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and the Purchaser is entitled to the rights and protections granted thereby;

            10. There exist exigent business reasons for the Sale of the Purchased Assets to the Purchaser;

            11. The Sale is in the best interests of the Sellers' estates, creditors, and customers and is otherwise in the public interest;

            12. There has been such notice as is appropriate in the particular circumstances given to all entities required by law to receive notice of the Sale and such opportunity for hearing as is appropriate in the particular circumstances;

            13. The Purchased Assets have been adequately marketed and may lose value absent a sale;

            14. All of the requirements of sections 105 and 363 of the Bankruptcy Code for a sale free and clear of Interests have been met;

            15. The Sellers' previous execution and delivery of the Purchase Agreement are hereby authorized and ratified, and the Sellers as well as their officers, employees, and agents, are authorized to consummate, pursuant to the terms of the Purchase Agreement, the Sale of the Purchased Assets to Purchaser

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and related transactions and to negotiate, execute, and deliver such other and further documents as may be necessary or appropriate to implement and consummate the Purchase Agreement, all transactions related thereto and this Order;

            16. This Order complies with the terms of the Purchase Agreement in all material respects and is otherwise sufficient to permit the consummation of the transactions contemplated by the Purchase Agreement;

ASSUMPTION AND ASSIGNMENT TO PURCHASER OF CONTRACTS

            17. The assumption by Group and/or Underwriters and assignment to Purchaser of the Contracts, are approved and shall become effective upon Closing and Group and Underwriters are authorized and empowered to pay cure amounts pursuant to the terms of the Purchase Agreement;

            18. Except as otherwise set forth herein, the cure amounts (each a "Cure Amount" and collectively, the "Cure Amounts") to be paid to the parties to the Contracts as provided in the Purchase Agreement shall be: (a) with respect to parties that timely filed written objections that have not been or are not hereafter resolved, or parties whose contracts have not been designated by the Sale Hearing, the amount to be ordered by this Court; (b) with respect to parties that timely filed written objections that have been or are hereafter resolved, the amounts agreed to by the parties and set forth on the record of the Sale Hearing or in a subsequent written agreement between Group and/or Underwriters and the other parties to the Contract; (c) with respect to parties that failed to file written objections within ten (10) business days after service of the Notice of Proposed Assumption, Sale and Assignment of Certain Unexpired Leases, License Agreements, and Executory Contracts and Sale Hearing (the "Cure Notice"), the amount set forth in the Cure Notice;

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            19. The Cure Amount to be paid to Systems Union, Inc. related to the
Debtors' contract with Systems Union, inc. identified on Exhibit "A" to the Notice of Proposed Assumption, Sale and Assignment of Certain Unexpired Leases, License Agreements and Executory Contracts and Sale Hearing (Dkt No. 127) shall be $25,672.14;

            20. The Purchaser has provided adequate assurance of future performance of the Contracts within the meaning of section 365(f)(2) of the Bankruptcy Code;

            21. The Sellers shall assign and transfer to the Purchaser all of their right, title, and interest (including common law rights) to all of the intangible property associated with the Contracts, but excluding the Excluded Assets;

            22. The Contracts shall remain in full force and effect for the benefit of the Purchaser, notwithstanding any provisions in such Contracts or in applicable law (including, without limitation, those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibit, restrict, or limit in any way such assignment or transfer and the mere assumption and assignment of the Contracts shall not cause any acceleration of payments, increase in payments, assignment fees, or any additional fee for Purchaser;

            23. The failure of the Sellers or the Purchaser to enforce, at any time, one or more terms or conditions of any Contract shall not be a waiver of such terms and conditions or of the Sellers' or Purchaser's rights to enforce every term and condition of the Contracts;

            24. Unless and until actually assumed and assigned by Order of the Court to Purchaser, Purchaser shall have no liability under any Contract;

            25. The Sellers and their estates shall have no liability related to obligations arising under the Contracts post-Closing. Non-Seller parties to the Contracts are hereby enjoined from making any demand, commencing any action or proceeding, or otherwise attempting to collect from or enforce against the

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Sellers any amount or obligation (a) in excess of the Cure Amount or (b) arising post-Closing under the Contract;

MISCELLANEOUS

            26. Group, Underwriters and each other entity having duties or responsibilities under the Purchase Agreement, the related agreements (including, but not limited to the Landlord Stipulation), or this Order, and their respective directors, officers, general partners, agents, representatives, and attorneys, are authorized and empowered to carry out all of the provisions of the Purchase Agreement and other related agreements; to issue, execute, deliver, file, and record, as appropriate, such other and further documents as may be necessary evidencing and consummating the Purchase Agreement and other related agreements; and to take any and all actions contemplated by the Purchase Agreement, the related agreements, or this Order, and to issue, execute, deliver, file, and record, as appropriate, such other contracts, instruments, releases, indentures mortgages, deeds, bills of sale, assignments, leases, or other agreements or documents and to perform such other acts and execute and deliver such other documents, as are consistent with, and necessary or appropriate to implement, effectuate, and consummate, the Purchase Agreement, the related agreements, and this Order and the transactions contemplated thereby and hereby, all without further application to, or order of, the Court or further action by their respective directors, stockholders, or partners, and with like effect as if such actions had been taken by unanimous action of the respective directors, stockholders, and partners of such entities. All such additional agreements, documents, and instruments shall be deemed to be "related agreements" for purposes of this Order. The Secretary or any assistant Secretary of Group and/or Underwriters shall be, and hereby is, authorized to certify or attest to any of the foregoing actions (but no such certifications or attestation shall be required to make any such action valid, binding, and enforceable). The Sellers are further authorized and empowered to

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cause to be filed with the secretary of state of any state or other applicable officials of any applicable governmental units any and all certificates, agreements, or amendments necessary or appropriate to effectuate the transactions contemplated by the Purchase Agreement, the related agreements, and this Order, including amended and restated certificates or articles of incorporation and by-laws or certificates or articles of amendment, and all such other actions, filings, or recordings as may be required under appropriate provisions of the applicable laws of all applicable governmental units, or as any of the officers of Group and/or Underwriters may determine are necessary or appropriate. The execution of any such document, or the taking of any such action shall be, and hereby is, deemed conclusive evidence of the authority of such entity to so act. Without limiting the generality of the foregoing, this Order shall constitute all approvals and consents, if any, required by the general corporation law of the state of incorporation of each of the entities and all other applicable business corporation, trust, and other laws of the applicable governmental units with respect to the implementation and consummation of the Purchase Agreement, the related agreements, and this Order and the transactions contemplated thereby and hereby;

            27. All entities in possession of some or all of the Purchased Assets are directed to surrender possession of the Purchased Assets to the Purchaser on the Closing Date or at such time thereafter as Purchaser may request at such entities' sole expense;

            28. On the Closing Date, each of the Sellers' creditors is directed to execute such documents and take all other actions as may be necessary to release its liens on or claims against the Purchased Assets being sold, if any, as such liens or claims may have been recorded or may otherwise exist;

            29. Purchaser shall not be deemed to be a joint employer, single employer, co-employer, or successor employer with Group or Underwriters for any purpose and Purchaser shall not have any obligation to pay any past wages,

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benefits, or severance pay to any of Group's or Underwriters' employees, including any of Group's or Underwriters' employees who may subsequently become employees of the Purchaser, except that Purchaser has agreed to honor certain accrued, but unused, sick and vacation time which any Group or Underwriters employee who becomes an employee of the Purchaser may have as of Closing, as more fully set forth in the Purchase Agreement. Any and all notices required to be given to Group's and Underwriters' employees pursuant to the Workers Adjustment and Relocation Act (the "WARN Act") or any similar federal or state law shall be the sole responsibility and obligation of Group and Underwriters, and Purchaser shall have no responsibility or liability therefore;

            30. This Order is and shall be binding upon and govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other Persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets;

            31. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement, the related agreements and this Order;

            32. If any Person or entity that has filed financing statements or other documents or agreements evidencing liens on or interests in the Purchased Assets shall not have delivered to Group or Underwriters prior to the Closing, in proper form for filing and executed by the appropriate parties, termination

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
statements, instruments of satisfaction, releases of all liens or other interests which the Person or entity has with respect to the Purchased Assets, Group and Underwriters are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Purchased Assets immediately prior to the Closing;

            33. Upon Closing with Purchaser, the Acquired Assets shall be free from all liens, claims and encumbrances of Sellers, Sellers' Affiliates and Sellers' creditors except for claims related to the payment of the Purchase Price, the Management Agreement Incentive Payment, and Direct Costs and Overhead Allowance first due after the date of the Agreement for services provided in the ordinary course through the Closing;

            34. All Persons are enjoined from in any way pursuing the Purchaser, MDAdvantage Holdings, Inc. or any direct or indirect subsidiary thereof, or the Acquired Assets to recover any lien, claim, or encumbrance or assert any Interest or cause of action which such Person has against Group, Underwriters or the Purchased Assets, which has been released pursuant to this Order;

            35. The Purchase Agreement, the related agreements, and all other documents, agreements, and instruments necessary to effectuate and consummate the transactions contemplated by the Purchase Agreement, together with the terms and provisions of this Order, shall be binding upon and shall inure to the benefit of Group, Underwriters, the Purchaser, and their respective successors and assigns, notwithstanding any subsequent appointment of a trustee for Group and/or Underwriters, under any chapter of the Bankruptcy Code, as to which trustee such documents, agreements, and instruments (and the terms and provisions thereof) otherwise shall be binding;

            36. The Purchase Agreement and any related agreement may be modified, amended, or supplemented by agreement of Group, Underwriters and the Purchaser without further action of the Court, provided that any such modification, amendment, or supplement is not material and substantially conforms to and effectuates the Purchase Agreement;

            37. Nothing in this Order shall constitute an assumption or rejection of any executory contract or unexpired lease except, upon the Closing, as specifically provided in this Order, the Purchase Agreement, and the designation of Contracts. Sellers' ability to assume or reject any other executory contract or unexpired leases shall not be affected by this Order and absent a Closing, each Contract shall neither be deemed assumed or assigned nor rejected and shall in all respects be subject to further administration under the Bankruptcy Code;

            38. Amendment No. 3 to the Asset Purchase Agreement, attached hereto as Exhibit "A", is approved;

            39. The Stipulation By and Among Debtors, MDAdvantage Insurance Company of New Jersey and Gordon Lawrenceville Realty Associates, L.L.C. In Connection with the Assumption and Assignment of Real Property Lease, attached hereto as Exhibit "B" (the Landlord Stipulation), is approved and incorporated herein by reference;

            40. The Termination Agreement, attached hereto as Exhibit "C", is approved;

            41. No bulk sale law or any similar law of any state or other jurisdiction shall apply in any way to the Sale;

            42. Notwithstanding anything to the contrary herein or in the Purchase Agreement, Purchaser, MDAdvantage Holdings, Inc. and any direct or indirect subsidiary of the foregoing are not receiving under this Order or the Purchase Agreement a release of claims of Sellers or any other person or entity, except that Purchaser is released upon Closing from (a) Sellers' and all persons', entities' and third parties' claims against Purchaser for successor liability to the extent such claims arise from the sale transactions contemplated by the Purchase Agreement, (b) Sellers' claims for substantive consolidation of Purchaser, MDAdvantage Holdings, Inc. and any direct or indirect subsidiary of the foregoing and Sellers, and (c) any claims released under the Termination Agreement.

            43. Notwithstanding anything to the contrary herein or in the Purchase Agreement, Sellers are not releasing and have not agreed to release any rights or claims of either or both Sellers to the extent any such release would limit or abridge any rights and claims that would arise by subrogation or otherwise in favor of any insurer of either or both Sellers in connection with policies of insurance under which either or both Sellers are insured parties or otherwise hold an interest, but only to the extent such release could impair any of Seller's rights or obligations under such policies. If any such claim is asserted against Purchaser, Purchaser may assert any defenses to such claims (and not as affirmative claims seeking recovery of money or other relief from Sellers or Sellers' insurer) or any claims Purchaser may otherwise have against Sellers in connection with claims asserted by such insurer of Sellers.

            44. This Order shall be effective immediately upon entry of same and the ten (10) day stay as provided for in Fed. R. Bankr. P. 6004(g) and 6006(d) shall be, and hereby is, waived without further notice;

            45. The failure to specifically include any particular provisions of the Purchase Agreement and other agreements entered into in connection therewith shall not diminish or impair the efficacy of such provision, it being the intent of the Court that the Purchase Agreement and any other agreement executed in connection therewith and each and every provision, term, and condition thereof, be authorized and approved in its entirety; and

            46. The provisions of this Order are mutual and non-serverable.

                                       /s/ Mary F. Walrath
                                       ----------------------------------------
                                       The Honorable Mary F. Walrath
                                       Chief United States Bankruptcy Judge

Dated: April 5 , 2005